UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2010

Sinclair Broadcast Group, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10706 Beaver Dam Road Hunt Valley, MD	21030
(Address of principal executive offices)	(Zip Code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 20, 2010, Sinclair Broadcast Group, Inc. (the “Company”), announced  that its wholly-owned subsidiary, Sinclair Television Group, Inc. (“STG”), commenced a private placement of Senior Unsecured Notes due 2018 (the “Notes”).  The related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 20, 2010, the Company also announced that STG had commenced a cash tender offer for any and all of STG’s outstanding 8% Senior Subordinated Notes due 2012 (the “8% Notes”). As part of the tender offer for the 8% Notes, STG is also soliciting consents from the holders of the 8% Notes to make certain amendments to the indenture, as supplemented, governing the 8% Notes by means of a supplemental indenture.  The related press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On September 21, 2010, the Company announced the pricing of the Notes to be offered by STG in the previously announced private placement. The related press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  Press Release dated September 20, 2010.

Exhibit 99.2  Press Release dated September 20, 2010.

Exhibit 99.3  Press Release dated September 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President/Chief Accounting Officer

Dated: September 21, 2010